                                                                  Exhibit 99.1


                         LIMITED PARTNERSHIP AGREEMENT


                                       OF


                            LEXFORD PROPERTIES, L.P.

                          AN OHIO LIMITED PARTNERSHIP

                               TABLE OF CONTENTS
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                                                                                        Page

SECTION 1  ORGANIZATION...................................................................1
1.1      Formation........................................................................1
1.2      Name.............................................................................1
1.3      Purposes.........................................................................1
1.4      Principal Place of Business......................................................2
1.5      Term.............................................................................2
1.6      Filings; Statutory Agent for Service of Process..................................2
1.7      Defined Terms....................................................................3

SECTION 2  PARTNERS; INTERESTS; ADMISSIONS................................................3

2.1      Names and Addresses of Partners..................................................3
2.2      Certificates for Partnership Interests...........................................3
2.3      Admission of Additional Limited Partners.........................................3

SECTION 3  CAPITAL CONTRIBUTIONS..........................................................3

3.1      Capital Contributions............................................................3
3.2      Issuances of Units...............................................................4
3.3      Other Matters....................................................................4
3.4      No Preemptive Rights.............................................................5
3.5      Other Contribution Provisions....................................................5

SECTION 4  ALLOCATIONS....................................................................6

4.1      Allocation of Profits and Losses.................................................6
4.2      Special Allocations..............................................................6
4.3      Curative Allocations.............................................................8
4.4      Other Allocation Rules...........................................................9
4.5      Tax Allocations; Code Section 704(c)............................................10
4.6      Revisions to Allocations and Distributions to Reflect Issuance of Units.........10

SECTION 5  DISTRIBUTIONS TO PARTNERS.....................................................10

5.1      Distributions...................................................................10
5.2      Covenant of General Partner.....................................................11
5.3      Amounts Withheld................................................................11

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                                      (i)

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SECTION 6         POWERS, DUTIES, LIABILITIES AND COMPENSATION
                  OF THE GENERAL PARTNER........................................................12
6.1      Powers of General Partner..............................................................12
6.2      Major Decisions........................................................................16
6.3      Duties of General Partner..............................................................16
6.4      Real Estate Investment Trust Requirements..............................................17
6.5      Non-Exclusivity........................................................................18
6.6      Liability of General Partner...........................................................18
6.7      Reliance on Act of General Partner.....................................................18
6.8      Indemnification........................................................................18

SECTION 7         RIGHTS, PROHIBITIONS AND LIABILITIES
                  OF LIMITED PARTNERS...........................................................21

7.1      Rights of Limited Partners.............................................................21
7.2      Prohibitions with Respect to Limited Partners..........................................21
7.3      Redemption Right.......................................................................22

SECTION 8         BOOKS AND RECORDS.............................................................23

8.1      Books and Records......................................................................23
8.2      Fiscal Year............................................................................23

SECTION 9         TRANSFERS OF INTERESTS........................................................23

9.1      Restriction on Transfer of General Partnership Interest................................23
9.2      Restriction on Transfers of Limited Partnership........................................24
9.3      Non-Restricted Voluntary Transfers of Limited Partnership Interests....................24
9.4      Conditions to Permitted Transfers......................................................25
9.5      Restricted Voluntary Transfers of Limited Partner Interests............................25
9.6      Drag-Along Rights......................................................................27
9.7      Prohibited Transfers...................................................................28
9.8      Representations; Legend................................................................29
9.9      Distributions and Allocations with Respect to Transferred Unit.........................29
9.10     Additional Restrictions................................................................30
9.11     Avoidance of "Publicly Traded Partnership" Status......................................30

SECTION 10        WITHDRAWAL OF A PARTNER.......................................................31

10.1     Withdrawal of a General Partner........................................................31
10.2     Effect of Withdrawal...................................................................31

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                                     (ii)

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
10.3     Replacement of General Partner.............................................................32
10.4     Withdrawal of a Limited Partner............................................................32

SECTION 11  DISSOLUTION OF THE PARTNERSHIP..........................................................32

11.1     Dissolution Events.........................................................................32
11.2     Winding Up.................................................................................33
11.3     Compliance With Timing Requirements of the Regulations.....................................33
11.4     Deemed Distribution and Recontribution.....................................................34
11.5     Rights of Partners.........................................................................34
11.6     Prohibition on Withdrawal..................................................................34

SECTION 12  AMENDMENTS..............................................................................34

12.1     Authority to Amend.........................................................................34
12.2     Notice of Amendments.......................................................................35

SECTION 13  ACKNOWLEDGMENT..........................................................................35

13.1     Acknowledgment.............................................................................35

SECTION 14  POWER OF ATTORNEY.......................................................................35

14.1     Power......................................................................................35
14.2     Survival of Power..........................................................................36

SECTION 15  MISCELLANEOUS...........................................................................36

15.1     Notices....................................................................................36
15.2     Binding Effect.............................................................................37
15.3     Construction...............................................................................37
15.4     Waiver of Appraisal........................................................................37
15.5     Entire Agreement...........................................................................37
15.6     Headings...................................................................................37
15.7     Severability...............................................................................37
15.8     Incorporation by Reference.................................................................37
15.9     Further Action.............................................................................37
15.10    Variation of Pronouns......................................................................37
15.11    Governing Law; Consent to Jurisdiction.....................................................38
15.12    Specific Performance.......................................................................38
15.13    Counterpart Execution......................................................................38

APPENDIX A        DEFINITIONS

EXHIBIT A         PARTNERS' NAMES, ADDRESSES, CAPITAL CONTRIBUTIONS AND
                  PERCENTAGE INTERESTS

EXHIBIT X         NOTICE OF REDEMPTION

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                                     (iii)

                        LIMITED PARTNERSHIP AGREEMENT OF
                            LEXFORD PROPERTIES, L.P.


         THIS LIMITED PARTNERSHIP AGREEMENT ("Agreement") is made and entered into as of the 29th day of April, 1998, by and among Lexford Partners, L.L.C., an Ohio limited liability company, as General Partner, and Lexford Residential Trust, a Maryland real estate investment trust, and the other persons executing this Agreement from time to time as limited partners (collectively, the "Limited Partners" and individually, a "Limited Partner").

         In consideration of the mutual promises and agreements made herein and intending to be legally bound, the parties hereto agree as follows:


                                    SECTION 1

                                  ORGANIZATION
                                  ------------

         1.1 FORMATION. Pursuant to the Certificate of Limited Partnership of Lexford Properties, L.P. (the "Certificate") filed with the Secretary of State of Ohio on March 30, 1998 (the "Commencement Date") the Partners have formed a limited partnership (the "Partnership") pursuant to the provisions of Chapter 1782 of the Ohio Revised Code (the "LP Law"). The rights and liabilities of the Partners will be as provided in the LP Law except as otherwise provided in this Agreement.

         1.2  NAME. The name of the Partnership is Lexford Properties, L.P.

         1.3 PURPOSES. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership. The purposes of the Partnership shall be:

                  (a) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the LP Law; PROVIDED, HOWEVER, that such business shall be limited and conducted in such a manner as to permit Lexford Trust at all times to be classified as a real estate investment trust, as defined under Section 856 of the Code, unless Lexford Trust ceases to qualify or is not qualified as a real estate investment trust for any reason or reasons not related to the business conducted by the Partnership;

                  (b) to own, operate, maintain, administer, develop, hold, improve, rehabilitate, redevelop, renovate, expand, lease, mortgage, sell, exchange, dispose of and deal generally in and with, the Properties and any other real property owned by the Partnership;

                  (c) to acquire or obtain options or other rights to acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital, or otherwise) interests in, or in Persons owning, or owning an interest or interests in, real property;

                  (d) to finance or refinance the Properties or any other property of the Partnership for any of the foregoing purposes, or for any other purpose in furtherance of, or necessary, convenient or incidental to the business or requirements of the Partnership;

                  (e) to hold interests as a partner (general or limited) or member in entities that own one or more real estate projects; and

                  (f) to do anything necessary or incidental to the foregoing.

In connection with the foregoing, the Partners acknowledge that the status of Lexford Trust as a real estate investment trust inures to the benefit of all the Partners and not solely to Lexford Trust or its Affiliates. Therefore, the Partnership shall not take any action or indulge any inaction which, in the judgment of the General Partner, in its sole and absolute discretion, could (i) adversely affect the ability of Lexford Trust to continue to qualify as a real estate investment trust, (ii) subject Lexford Trust to any additional taxes under Section 857 or Section 4981 of the Code or (iii) violate any law or regulation of any governmental body or agency having jurisdiction over Lexford Trust or its securities, unless such action (or inaction) shall have been specifically consented to by Lexford Trust in writing.

         1.4 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership will be 41 South High Street, 24th Floor, Columbus, Ohio 43215, or such other place as the General Partner may determine from time to time. The Partnership will maintain, at its principal office, all records pertaining to the Partnership as required by the LP Law.

         1.5 TERM. The term of the Partnership will commence on the Commencement Date and will continue until the Partnership is dissolved in accordance with the provisions of this Agreement.

         1.6  FILINGS; STATUTORY AGENT FOR SERVICE OF PROCESS.

                  (a) The General Partner has filed the Certificate in the office of the Secretary of State of Ohio in accordance with the provisions of the LP Law. The General Partner (and, if necessary, the Limited Partners) will take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Ohio.

                  (b) The General Partner (and, if necessary, the Limited Partners) will take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any states or jurisdictions other than Ohio in which the Partnership engages in business.

                  (c) The Partnership's agent for service of process on the Partnership in Ohio shall be Lexford Residential Trust, c/o General Counsel, 41 High Street, 24th Floor, Columbus, Ohio 43215. The General Partner may change, at any time and from time to time, such statutory agent.

                  (d) Upon the dissolution of the Partnership, the General Partner will promptly execute and cause to be filed a certificate of cancellation in accordance with the LP Law and the law of any other states or jurisdictions in which the Partnership has qualified to conduct business.

         1.7 DEFINED TERMS. Unless the context otherwise requires or unless otherwise provided in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them as set forth on APPENDIX A to this Agreement.


                                   SECTION 2

                        PARTNERS; INTERESTS; ADMISSIONS
                        -------------------------------

         2.1 NAMES AND ADDRESSES OF PARTNERS. Partners' names and their addresses are set forth on EXHIBIT A hereto.

         2.2 CERTIFICATES FOR PARTNERSHIP INTERESTS. A Partner's Interest may, but need not, be represented by a Certificate of Interest. The exact contents of a Certificate of Interest, if any, will be determined by the General Partner.

         2.3 ADMISSION OF ADDITIONAL LIMITED PARTNERS. Except as otherwise provided in this Agreement, the General Partner may admit to the Partnership Additional Limited Partner(s) who will have an Interest and be issued Units (including without limitation Units having Exchange Rights) on such terms as are determined by the General Partner, including, but not limited to, furnishing to the General Partner evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 14. The admission of any Person as an Additional Limited Partner shall become effective on the books and records of the Partnership, following the consent of the General Partner to such admission. Except as otherwise provided herein, such Additional Limited Partners will be allocated Profits and Losses in accordance with the method provided in this Agreement.


                                   SECTION 3

                             CAPITAL CONTRIBUTIONS
                             ---------------------

         3.1 CAPITAL CONTRIBUTIONS. The Capital Contributions of the Partners and their Units and Percentage Interests are set forth on EXHIBIT A to this Agreement. The initial Capital Contributions of the General Partner and Lexford Trust were made by Lexford Trust and certain of its wholly-owned subsidiaries who directed the Partnership to issue the Units to be issued in exchange therefor to the General Partner and Lexford Trust in the amounts initially set forth on EXHIBIT A to this Agreement. No Limited Partner will be required to make any Capital Contributions other than the initial Capital Contributions required to be made by such Limited Partner pursuant to this Section 3.1.

         3.2  ISSUANCES OF UNITS.

                  (a) GENERAL. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner and Lexford Trust and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) Units including, without limitation, with Exchange Rights, in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, all as shall be determined, subject to the LP Law by the General Partner in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Units, (ii) the right of each such class or series of Units to share in Partnership distributions and (iii) the rights of each such class or series of Units upon dissolution and liquidation of the Partnership. If the Partnership issues Units pursuant to this Section 3.2.(a), the General Partner shall make such revisions to this Agreement as it deems necessary to reflect the issuance of such Units.

                  (b) CLASSES OF UNITS. Subject to Section 3.2(a) above, the Partnership may have multiple classes of Units at the election of the General Partner, in its sole and absolute discretion. Such Units may be issued to newly admitted Partners in exchange for the contribution by such Partners of cash, real estate partnership interests, stock, notes or other assets or consideration.

                  (c) GRANT OF EXCHANGE RIGHTS. The General Partner is hereby authorized to cause the Partnership from time to time to grant Exchange Rights to Additional Limited Partners in accordance with Section 7.3 hereunder.

         3.3      OTHER MATTERS.

                  (a) If at any time or from time to time the General Partner, in its discretion, determines that the Partnership requires additional funds in excess of funds available to the Partnership from borrowings or Capital Contributions, Lexford Trust may, in its discretion and at the request of the General Partner, (i) borrow such funds from a financial institution or other lender(s) and lend such funds to the Partnership on substantially the same terms and conditions that are applicable to Lexford Trust's borrowing of such funds or (ii) issue shares of beneficial interest and contribute the proceeds therefrom to the Partnership for additional Units (which Units, if financed with the proceeds of a sale of preferred shares of beneficial interest, will have substantially the same economic terms as such preferred shares of beneficial interest) based on the amount of the proceeds contributed and the then value of a Unit.

                  (b) Except as otherwise provided in this Agreement, no Limited Partner may demand or receive a return of his Capital Contribution or withdraw from the Partnership without the consent of the General Partner. Under circumstances requiring a return of any Capital Contribution, no Partner will have the right to receive property other than cash except as may be specifically provided in this Agreement.

                  (c) No Partner will receive any interest, salary or draw with respect to its Capital Contribution or its Capital Account or otherwise solely in its capacity as a Partner, except as otherwise provided in this Agreement.

                  (d) No Limited Partner will be liable for the debts, liabilities, contracts or any other obligations of the Partnership.

                  (e) To the extent the Partnership is acquiring any property by the merger of any other Person into the Partnership, Persons who receive Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in EXHIBIT A.

                  (f) The General Partner shall amend EXHIBIT A from time to time to reflect (i) the sale, transfer, assignment, redemption or issuance of Units, (ii) additional Capital Contributions made to the Partnership, (iii) the admission of an additional or substitute Limited Partner, (iv) the withdrawal of a Limited Partner or (v) changes in the addresses of the Partners.

         3.4 NO PREEMPTIVE RIGHTS. Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Units.

         3.5 OTHER CONTRIBUTION PROVISIONS. If any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership.



                                   SECTION 4

                                  ALLOCATIONS

         4.1  ALLOCATION OF PROFITS AND LOSSES.

                  (a) After giving effect to the special and curative allocation provisions set forth in Sections 4.2 and 4.3 of this Agreement, and subject to Section 4.1(b) hereof, the Profits and Losses of the Partnership for each taxable year (or portion thereof) shall be allocated among the Partners in proportion to their Percentage Interests in the Partnership.

                  (b) Notwithstanding anything to the contrary herein, Losses shall not be allocated to a Limited Partner if such allocation would cause such Limited Partner to have a deficit balance in its Adjusted Capital Account. Any such allocation of Losses shall be reallocated to the General Partner.

         4.2 SPECIAL ALLOCATIONS. The following special allocations will be made in the following order and priority:

                  (a) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 4 and subject to the exceptions set forth in Sections 1.704-2(f)(2),(3),(4) and (5) of the Regulations, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner will be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated will be determined in accordance with Section 1.704-2(f) of the Regulations. This Section 4.2(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and will be interpreted consistently therewith.

                  (b) PARTNER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 4 except Section 4.2(a) and subject to the exception in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Partner Minimum Gain attributable to Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5), will be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Partner's share of the net decrease in Partner Minimum Gain attributable
                                                         6
         to such Partner Nonrecourse Debt, determined in accordance with
         Section 1.704-2(i)(5) of the Regulations. Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated will be determined in accordance with Section 1.704-2(i)(4) of the Regulations. This Section 4.2(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and will be interpreted consistently therewith.

                  (c) QUALIFIED INCOME OFFSET. In the event any Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
         or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain will be specially allocated to each such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit balance in such Partner's Adjusted Capital Account as quickly as possible, provided that an allocation pursuant to this Section 4.2(c) will be made only if and to the extent that such Limited Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 4 have been tentatively made as if this Section 4.2(c) were not in the Agreement.

                  (d) GROSS INCOME ALLOCATION. In the event any Limited Partner has a deficit balance in its Adjusted Capital Account at the end of any fiscal year, each such Limited Partner will be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
         Section 4.2(d) will be made only if and to the extent that such Limited Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 4 have been made as if Section 4.2(c) hereof and this Section 4.2(d) were not in the Agreement.

                  (e) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any fiscal year or other period will be specially allocated among the Partners in accordance with their then Percentage Interests.

                  (f) PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any fiscal year or other period will be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Regulations.

                  (g) SECTION 754 ADJUSTMENTS. To the extent the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code
         Section 743(b) is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss will be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

                  (h) LIQUIDATION ALLOCATIONS. Notwithstanding anything to the contrary in this Agreement, to the extent not inconsistent with the Regulatory Allocations, upon a termination and liquidation of the Partnership, if any Partner's ending Capital Account balance (determined immediately after all items of income, gain, loss and deduction have been tentatively allocated under this Agreement and reflected in the Capital Accounts of the Partners as if this Section 4.2(h) were not in the Agreement and after taking into account any preferred liquidation distribution to which such Partner may be entitled) immediately prior to the distributions to be made pursuant to Section 11.2(c) of the Agreement is not equal on a per Unit basis, and if there is only one class or series of Units then outstanding, then items of income or gain for such year (and, if necessary, for the preceding year if the Partnership has not yet filed its tax return for such preceding year) shall be allocated among the Partners in such manner as to equalize the Capital Account balances of the Partners to the greatest extent possible (determined after this allocation, but immediately prior to the distributions pursuant to Section 11.2(c) of the Agreement).

         4.3      CURATIVE ALLOCATIONS.

                  (a) The "REGULATORY ALLOCATIONS" consist of the "Basic Regulatory Allocations," as defined in Section 4.3(b) hereof, the "Nonrecourse Regulatory Allocations," as defined in Section 4.3(c) hereof, and the "Partner Nonrecourse Regulatory Allocations," as defined in Section 4.3(d) hereof.

                  (b) The "BASIC REGULATORY ALLOCATIONS" consist of allocations pursuant to the last sentence of Section 4.1(b) hereof and Sections 4.2(c), 4.2(d) and 4.2(g) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Basic Regulatory Allocations will be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each Partner will be equal to the net amount that would have been allocated to each such Partner if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 4.3(b) will only be made with respect to allocations pursuant to Sections 4.2(c), 4.2(d) or 4.2(g) hereof to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

                  (c) The "NONRECOURSE REGULATORY ALLOCATIONS" consist of all allocations pursuant to Sections 4.2(a) and 4.2(e) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations will be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Partner will be equal to the net amount that would have been allocated to each such Partner if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 4.3(c) will be made prior to the fiscal year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain, and (ii) allocations pursuant to this Section 4.3(c) will be deferred with respect to allocations pursuant to Section 4.2(e) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 4.2(a) hereof.

                  (d) The "PARTNER NONRECOURSE REGULATORY ALLOCATIONS" consist of all allocations pursuant to Sections 4.2(b) and 4.2(f) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Partner Nonrecourse Regulatory Allocations will be taken into account in allocating items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Regulatory Allocations to each Partner will be equal to the net amount that would have been allocated to each such Partner if the Partner Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 4.3(d) will be made with respect to allocations pursuant to Section 4.2(f) relating to a particular Partner Nonrecourse Debt prior to the fiscal year during which there is a net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum Gain, and
         (ii) allocations pursuant to this Section 4.3(d) will be deferred with respect to allocations pursuant to Section 4.2(f) hereof relating to a particular Partner Nonrecourse Debt to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 4.2(b) hereof.

                  (e) The General Partner will have reasonable discretion, with respect to each taxable year, to (i) apply the provisions of Sections 4.3(b), 4.3(c), and 4.3(d) hereof in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (ii) divide all allocations pursuant to Sections 4.3(b), 4.3(c), and 4.3(d) hereof among the Partners in a manner that is likely to minimize such economic distortions.

         4.4      OTHER ALLOCATION RULES.

                  (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items will be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

                  (b) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for will be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be, for the year.

                  (c) The Partners are aware of the income tax consequences of the allocations made by this Section 4 and hereby agree to be bound by the provisions of this Section 4 in reporting their shares of Partnership income and loss for income tax purposes.

                  (d) To the extent permitted by Sections 1.704-2(h) and 1.704-2(i)(6) of the Regulations, the General Partner will endeavor to treat distributions of Net Cash from Sales or Refinancings as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase a deficit balance in an Adjusted Capital Account for any Partner.

         4.5      TAX ALLOCATIONS; CODE SECTION 704(c).

                  (a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership will, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

                  (b) In the event the Gross Asset Value of any Partnership asset is adjusted, subsequent allocations of income, gain, loss, and deduction with respect to such asset will take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code
         Section 704(c) and the Regulations thereunder.

                  (c) Any elections or other decisions relating to such allocations will be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.5 are solely for purposes of federal, state, and local taxes and will not affect, or in any way be taken into account in computing any Partner's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

         4.6 REVISIONS TO ALLOCATIONS AND DISTRIBUTIONS TO REFLECT ISSUANCE OF UNITS. If the Partnership issues Units to the General Partner, Lexford Trust or any Additional Limited Partner pursuant to Section 3.2 hereof, the General Partner shall make such revisions to this Section 4, Section 5 and EXHIBIT A as it deems necessary to reflect the terms of the issuance of such Units, including making preferential allocations to classes of Units that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.

                                   SECTION 5

                           DISTRIBUTIONS TO PARTNERS
                           -------------------------

         5.1      DISTRIBUTIONS.

                  (a) Except as otherwise provided in Section 11 with respect to distributions upon liquidation of the Partnership, Distributable Funds from Partnership Operations, if any, shall be distributed to the Partners in proportion to their Percentage Interests in the Partnership at least quarterly. All such distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners other than any Additional Limited Partner admitted after the Partnership Record Date, and all such distributions thereafter shall be made to all the Partners including such Additional Limited Partner.

                  (b) Unless otherwise expressly provided for herein or in an agreement at the time a new class of Units is created in accordance with Section 3.2 hereof, no Unit shall be entitled to a distribution in preference to any other Unit.

                  (c) The General Partner shall, consistent with the qualification of Lexford Trust as a real estate investment trust, distribute Distributable Funds from Partnership Operations to Lexford Trust in an amount sufficient to enable Lexford Trust to pay shareholder dividends that will satisfy the requirements for qualification as a real estate investment trust under the Code and Regulations and avoid any federal income or excise tax liability for Lexford Trust.

                  (d) Each holder of Units that is entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Units (and, within each such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date). To the extent there are Distributable Funds from Partnership Operations remaining after the payment of any preference in distribution in accordance with the foregoing sentence, with respect to Units that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and within each such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date).

         5.2 COVENANT OF GENERAL PARTNER. The General Partner covenants that it will not unreasonably withhold or refrain from distributing Distributable Funds from Partnership Operations; provided, however, that the establishment of reasonable Reserves shall not constitute an unreasonable withholding or refraining from distributing Distributable Funds from Partnership Operations.

         5.3 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provisions of any state or local tax law with respect to any allocation, payment or distribution to the General

Partner or Limited Partners shall be treated as amounts distributed to the General Partner or Limited Partners pursuant to Section 5.1 for all purposes under this Agreement.


                                   SECTION 6

                  POWERS, DUTIES, LIABILITIES AND COMPENSATION
                  --------------------------------------------
                             OF THE GENERAL PARTNER
                             ----------------------

         6.1 POWERS OF GENERAL PARTNER. Subject to the limitations imposed by the LP Law and this Agreement, and subject specifically to the terms of Section
6.2 hereof for "Major Decisions," the General Partner shall manage and control, have authority to obligate and bind, and make all decisions affecting the business and assets of the Partnership and no Limited Partners shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. The General Partner may adopt by-laws that are not inconsistent with the Certificate or this Agreement and that are for the regulation of the Partners or any other matter affecting the management of the Partnership.

         The General Partner will not be subject to the restrictions on transfer and withdrawal contained in Section 9.1 and Section 10.1, respectively, in the event of a merger, acquisition, consolidation, reorganization or any other restructuring involving another real estate investment trust.

         In furtherance of the Partnership's purposes, but subject to the provisions of this Agreement, the General Partner has the power and is hereby authorized to do all things deemed necessary or desirable by it to conduct the business of the Partnership, including, but not limited to, the power and authority to cause the Partnership to, directly or indirectly:

                  (a) retain, own, hold, do business with, acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise), renovate, rehabilitate, improve, expand, lease, operate, maintain, and administer and sell, convey, assign, exchange, mortgage, finance, refinance, or demolish, or deal in any manner with, any Property and any real or personal property used in connection therewith or which may be in furtherance of, or necessary, convenient, or incidental to the accomplishment of, the purposes of the Partnership;

                  (b) borrow, including without limitation, borrowing to obtain funds to acquire, own, obtain an option or other right to acquire, develop, and/or improve (including, without limitation, to renovate, rehabilitate, expand, lease, operate, maintain, and administer) an opportunity, and make capital improvements and/or investments in one or more Properties, and refinance any indebtedness or borrowing in furtherance of, or necessary, convenient, or incidental to the accomplishment of, any purposes or requirements of the Partnership, borrowing to permit the Partnership to make distributions to its Partners in such amounts as are required in Section 5 or will permit Lexford Trust (so long as Lexford Trust qualifies as a real estate investment trust) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit Lexford Trust to maintain real estate investment trust status, issue evidences of indebtedness to evidence such borrowings which may be convertible in whole or in part into Units to be issued and which may be unsecured or secured by a mortgage, deed of trust, assignment, pledge, or other lien on a Property or any other asset(s) of the Partnership and/or a Property, and enter into guaranty agreements and/or indemnity agreements in connection with any such borrowings or in connection with a borrowing by or indebtedness of any other Person in which the Partnership holds an interest;

                  (c) contribute to the capital of, or lend to, a Property, acquire, own, obtain an option or other right to acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise), develop, renovate, rehabilitate, improve, expand, lease, make capital improvements to, satisfy obligations of, or operate an opportunity to be held as a Property;

                  (d) seek and/or locate opportunities that are or are intended to be in furtherance of, or necessary, convenient or incidental to the accomplishment of, any purposes of the Partnership;

                  (e) perform and/or engage others to perform studies and/or investigation or analysis of any sort in respect of a possible or proposed opportunity;

                  (f) acquire and/or obtain options or other rights to acquire (pursuant to a purchase for cash and/or other consideration, exchange, merger, contribution to the capital of the Partnership, or otherwise) interests in real property or other opportunities that are or are intended to be in furtherance of, or necessary, convenient, or incidental to the accomplishment of, the purposes of the Partnership, and enter into and perform any and all agreements, execute any and all instruments and documents, and take any and all actions with respect thereto;

                  (g) accept, in exchange for Units (including Units having Exchange Rights) and, if desired, admission as a Partner in the Partnership, and as a contribution to the capital of the Partnership, or through the liquidation of a corporation or other entity, or otherwise, interests in real estate investments;

                  (h) take any action reasonably anticipated to enhance, protect, defend and/or preserve, the value of a Property;

                  (i) act as one of the general and/or limited partners of, or a member of, or act as the sole general or limited partner of a Property, and exercise all the powers and authorities given to the Partnership by the partnership agreement, operating agreement or other governing document covering such Property, or otherwise own all or any part or portion of a Property;


                  (j) enter into, consent to, and enter into amendments of, any partnership agreement, operating agreement or other governing document covering a Property or any other agreement to which the Partnership or a Property is or is to be a party;

                  (k) enter into ground leases, as a tenant or landlord, in respect of all or any part or portion of the Partnership's real property;

                  (l) convert a Property, or a part thereof, to condominium or cooperative status;

                  (m) prepay in whole or in part, and refinance, recast, increase, modify, amend, extend, or assign any loan, secured or unsecured, and in connection therewith, execute any extensions, renewals, or modifications of any mortgage or deed of trust or lien securing any such loan;

                  (n) act as one of the general and/or limited partners, or shareholders of, or member of, or act as the sole general or limited partner or shareholder of or member of, or otherwise employ, a management, leasing, development, or other service company, to perform or engage others to perform all activities and services in respect of a Property or to perform administrative services for the Partnership and the General Partner, and pay compensation for such services;

                  (o) enter into, perform, and carry out contracts or agreements of any kind, including, without limitation, contracts or agreements with a Partner or an affiliate thereof, in furtherance of, or necessary, convenient, or incidental to the accomplishment of, the purposes of the Partnership, including, without limitation, the execution and delivery of all agreements, certificates, instruments, or documents required by lenders or in connection with any mortgage, deed of trust, or assignment;

                  (p) place record ownership to a Property (or any part thereof), or any other Partnership property in the name or names of a nominee or nominees, or establish a trust ("nominee" or otherwise) to own or hold a Property, or any other Partnership property, including to direct, select, and remove the trustee(s) thereof and amend or terminate such trust, all for the purpose of financing or any other convenience;

                  (q) execute contracts with governmental agencies, including, without limitation, any documents required in connection with any debt;

                  (r) execute any lease or leases (without limit as to the term thereof (including beyond the term of the Partnership), whether or not the space so leased is to be occupied by the lessee or, in turn, sub-leased in whole or in part to others) with respect to all or any part of a Property;

                  (s) obtain, through contract or otherwise, goods and services;

                  (t) invest in, reinvest, and oversee the investment of, cash and cash-like assets;

                  (u) foreclose upon any property;

                  (v) sell, exchange, or otherwise dispose of, upon any terms, all or any part or portion of Partnership property or the property of a Property;

                  (w) enter into, perform, and carry out contracts which may be lawfully carried out or performed by a partnership under applicable laws including, without limitation, agreements with respect to management of real property, including agreements with persons affiliated with a Partner;

                  (x) enter into an agreement to merge with or into another partnership, limited liability company or corporation, having similar purposes as the Partnership and having the Partnership or such other partnership, limited liability company or corporation as the surviving entity;

                  (y) retain legal counsel, accountants, appraisers, and any other professionals in connection with the business of the Partnership or of a Property;

                  (z) execute or deliver any assignment for the benefit of creditors of the Partnership or of a Property;

                  (aa) negotiate with, defend, and resolve all matters with any person;

                  (bb) sue on, defend, pursue, or compromise any and all claims or liabilities in favor of or against the Partnership or a Property, submit any or all such claims or liabilities to arbitration, and confess a judgment against the Partnership or a Property in connection with litigation in which the Partnership or a Property may be involved;

                  (cc) take any action and exercise any right (including the assignment or disposition of same) under any contract or agreement to which the Partnership or a Property is a party;

                  (dd) make any tax, regulatory, or other filings, or render periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                  (ee) terminate, dissolve, and liquidate any Person, including, without limitation, a Property, and retain and deal in and with the assets (subject to liabilities and obligations) received as a result of any such liquidation;

                  (ff) amend, modify, or terminate and deal in any manner with any instrument, including without limitation, any trust instrument, corporate document, partnership agreement, or joint venture agreement covering or in respect of a Property; and

                  (gg) take or omit to take any action as may be necessary, convenient or desirable to further the purposes of the Partnership, and have and exercise all of the powers and rights conferred upon limited partnerships formed pursuant to the LP Law.

         6.2 MAJOR DECISIONS. Except as provided in Section 7.1 and in this
Section 6.2, each of the Limited Partners agrees that the General Partner is authorized to execute deliver and perform the agreements and transactions specified in Section 6.1 on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the LP Law, or any applicable law, rule or regulation, to the full extent permitted under the LP Law or other applicable law. The execution, delivery or performance by the General Partner of any agreement authorized or permitted under this Agreement shall not constitute a breach of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity. Notwithstanding any other provision of this Agreement, the General Partner will not have the right or authority to take any of the following actions (each a "Major Decision") on behalf of the Partnership without the prior written consent of Lexford Trust and a majority (measured by Percentage Interests) of the Limited Partners other than Lexford Trust:

                  (a) seeking or undertaking to impose personal liability on the Limited Partners;

                  (b) imposing or undertaking to impose on Limited Partners the obligation to make additional Capital Contributions;

                  (c) amending, modifying or terminating any Exchange Rights granted to any Limited Partner;

                  (d) dissolving, winding up or liquidating the Partnership;

                  (e) instituting any proceeding for bankruptcy or insolvency of the Partnership or consenting to the institution of any such proceeding; or

                  (f) making a general assignment for the benefit of creditors or appointing, consenting to or acquiescing in the appointment of a custodian, receiver, liquidator, assignee, sequestrator, trustee or similar agent for the Partnership under any bankruptcy, insolvency or similar law generally affecting the rights of creditors and relief of debtors now or hereafter in effect.

         6.3      DUTIES OF GENERAL PARTNER.
                                                        16

                  (a) The General Partner will manage the affairs of the Partnership in a prudent and businesslike manner and will devote such part of its time to the Partnership affairs as is reasonably necessary for the conduct of such affairs.

                  (b) In carrying out its obligations, the General Partner will:

                         (i) Obtain and maintain such public liability and other
                  insurance as may be available and as the General Partner deems necessary or appropriate;

                        (ii) Deposit all funds of the Partnership in one or more
                  separate bank accounts with such banks or trust companies as the General Partner may designate;

                       (iii) Maintain complete and accurate records of all
                  assets owned or leased by the Partnership and complete and accurate books of account and all other records required by the LP Law (and containing such information as shall be necessary to record allocations and distributions), and make such records and books of account available for inspection and audit by any Limited Partner or his duly authorized representative (at the expense of such Limited Partner) during regular business hours and at the office specified in Section 1.4;

                        (iv) Prepare and distribute to each Partner annual
                  financial statements within ninety (90) days after the end of each fiscal year or as soon thereafter as is reasonably practicable; and

                         (v) Cause to be filed such instruments or certificates
                  and amendments thereto and do such other acts as may be required by law to qualify and maintain the Partnership as a limited partnership in all states in which the Partnership transacts any business.

                  (c) In exercising its authority under this Agreement, the General Partner, may but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by any of them. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided that the General Partner acted in good faith and pursuant to its authority under this Agreement.

                  (d) The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. The General Partner shall arrange for the preparation and timely filing of all required federal, state and local income tax returns within ninety (90) days after the end of each fiscal year or as soon thereafter as is reasonably practicable. The General Partner has the sole and absolute discretion to make and revoke any available election pursuant to the Code.

         6.4 REAL ESTATE INVESTMENT TRUST REQUIREMENTS. Notwithstanding anything to the contrary contained in this Agreement, for so long as the Lexford Trust is a Partner, the General Partner shall cause the Partnership to operate in such a manner and the General Partner shall cause the Partnership to take or omit to take all actions as may be necessary (including making appropriate distributions from time to time), so as to permit Lexford Trust (a) to continue to qualify as a real estate investment trust under Sections 856 through 860 of the Code so long as such requirements exist and as such provisions may be amended from time to time, or corresponding provisions of succeeding law, and (b) to minimize its exposure to the imposition of an excise tax under Section 4981(a) of the Code or a tax under Section 857(b)(5) of the Code, so long as such taxes may be imposed and as such provisions may be amended from time to time, or corresponding provisions of succeeding law, each of (a) and (b) to at all times be determined (i) as if the Lexford Trust's sole asset is its Limited Partnership Interest, and (ii) without regard to the action or inaction of the Lexford Trust with respect to distributions (by way of dividends or otherwise) and the timing thereof.

         6.5 NON-EXCLUSIVITY. The creation of the Partnership and the assumption by the General Partner of its duties under this Agreement will be without prejudice to the rights of the General Partner to pursue or participate in other interests and activities including, without limitation, investments in and devotion of time to other businesses, and to receive and enjoy profits or compensation therefrom.

         6.6      LIABILITY OF GENERAL PARTNER.

                  (a) The General Partner shall not be personally liable for the return of all or any part of the Capital Contributions of the Limited Partners to the Partnership. Any such return shall be made solely from the assets of the Partnership.

                  (b) In carrying out its duties hereunder, the General Partner shall not be liable to the Partnership or to any other Partner for any actions taken in good faith and reasonably believed to be in the best interests of the Partnership, or for errors of judgment, neglect or omission, but shall be liable for willful misconduct or gross negligence.

         6.7 RELIANCE ON ACT OF GENERAL PARTNER. No financial institutions or any other person, firm or corporation dealing with the General Partner shall be required to ascertain whether it is acting in accordance with this Agreement, but such financial institution or such other person, firm or corporation shall be protected in relying solely upon the deed, transfer, or assurance of and the execution of such instrument or instruments by the General Partner.

         6.8      INDEMNIFICATION.

                  (a) The Partnership will indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding, other than an action by or in the right of the Partnership, because such person is or was a General Partner, Limited Partner, employee or agent of the Partnership, or is or was an officer, director, employee or agent of the General Partner, or is or was serving at the request of the Partnership as a manager, director, trustee, officer, employee or agent of a limited liability company, corporation, partnership, joint venture, trust or other enterprise (individually, an "Indemnified Person" and collectively "Indemnified Persons"). The Partnership will indemnify an Indemnified Person against expenses, including attorney's fees, judgments, fines and amounts paid in settlement that actually and reasonably were incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Partnership and, in connection with any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not create of itself a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Partnership and, in connection with any criminal action or proceeding, a presumption that he or she had reasonable cause to believe that his conduct was unlawful.

                  (b) The Partnership will indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Partnership to procure a judgment in its favor, because he or she is or was an Indemnified Person. The Partnership will indemnify an Indemnified Person against expenses, including attorney's fees, that were actually and reasonably incurred by such Indemnified Person in connection with the defense or settlement of the action or suit if such Indemnified Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Partnership, except that an indemnification will not be made in respect of any claim, issue or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Partnership unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper.

                  (c) To the extent that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) or (b) of this Section 6.8 or has been successful in defense of any claim, issue or matter in an action, suit or proceeding referred to in those paragraphs, he or she will be indemnified against expenses, including attorney's fees, that were actually and reasonably incurred by such person in connection with the action, suit or proceeding.

                  (d) Unless ordered by a court and subject to division (c) of this Section 6.8, any indemnification under paragraphs (a) or (b) of this Section 6.8 will be made by the Partnership only as authorized in the specific case, upon a determination that indemnification of the Indemnified Person is proper under the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) or (b) of this Section 6.8. The determination will be made in any of the following ways:

                           (A) By the General Partner if it was not or is not a
                  party to or threatened to be made a party to the action, suit or proceeding referred to in paragraphs (a) or (b) of this
                  Section 6.8;

                           (B) By the Partners;

                           (C) By the court of common pleas or the court in
                  which the action, suit or proceeding referred to in paragraphs
                  (a) or (b) of this Section 6.8 was brought; or

                           (D) In any other manner permitted under the LP Law.

                  (e) The indemnification authorized by this Section 6.8 is not exclusive of and will be in addition to any other rights granted to those seeking indemnification under this Agreement, any other agreement, a vote of Partners, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions. The indemnification will continue as to a person who has ceased to be a General Partner, Limited Partner, officer, employee or agent of the Partnership and will inure to the benefit of such person's heirs, executors, administrators, successors and assigns.

                  (f) Upon the approval of the General Partner, the Partnership may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit or self-insurance, for or on behalf of any person who is or was a Partner, or is or was an officer or director of the General Partner. The insurance or similar protection purchased or maintained for those persons may be for any liability asserted against them and incurred by them in any capacity described in this Section 6 or for any liability arising out of their status as described in this Section 6, whether or not the Partnership would have the power to indemnify them against that liability under this Section 6.8. Insurance may be so purchased from or so maintained with a person in which the Partnership has a financial interest.

                  (g) The authority of the Partnership to indemnify persons pursuant to paragraphs (a) or (b) of this Section 6.8 does not limit the payment of expenses as they are incurred, in advance of the final disposition of an action, suit or proceeding, or the payment of indemnification, insurance or other protection that may be provided pursuant to paragraphs (e) or (f) of this Section 6.8. Paragraphs (a) and (b) of this Section 6.8 do not create any obligation to repay or return payments made by the Partnership pursuant to paragraphs (e) or
         (f) of this Section.

                                   SECTION 7

                      RIGHTS, PROHIBITIONS AND LIABILITIES
                      ------------------------------------
                              OF LIMITED PARTNERS
                              -------------------

         7.1      RIGHTS OF LIMITED PARTNERS.

                  (a) The Partnership may engage Limited Partners or persons or firms associated with them for specific purposes and may otherwise deal with such Limited Partners on such terms and for compensation to be agreed upon by any such Limited Partner and the Partnership; provided, however, that Limited Partners shall not be entitled to participate in the control of the business of the Partnership.

                  (b) Each Limited Partner shall be entitled to have the following documents kept at the office specified in Section 1.4: a list of the full name and last known address of each Partner, a copy of the Certificate and all Certificates of Amendment to it, any power of attorney pursuant to which any such Certificate has been executed, the Partnership's federal, state and local income tax returns for the three most recent years, this Agreement and all amendments to it, and any financial statements of the Partnership for the three most recent years. Each Limited Partner shall be entitled, at all times during reasonable business hours, to inspect and copy any of these documents and have on demand true and full information of all matters affecting the Partnership and a formal account of Partnership affairs whenever circumstances render it just and reasonable.

         7.2 PROHIBITIONS WITH RESPECT TO LIMITED PARTNERS. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have the right:

                  (a) To take part in the control of the Partnership business or to sign for or to bind the Partnership, such power being exclusively vested in the General Partner. No action taken by a Limited Partner as an officer, partner or agent of a General Partner shall be construed as an exercise of control over the Partnership by such Limited Partner in such Limited Partner's individual capacity as a Limited Partner;

                  (b) To have such Limited Partner's Capital Contribution repaid except to the extent provided in this Agreement;

                  (c) To require partition of Partnership property or to compel any sale o appraisement of Partnership assets or sale of a deceased Partner's interest therein, notwithstanding Chapter 1779 of the Ohio Revised Code or any provisions of law to the contrary; or

                  (d) To sell or assign such Limited Partner's interest in the Partnership or to constitute the vendee or assignee thereunder a substituted Limited Partner, except as provided in Section 9 hereof.

         7.3      REDEMPTION RIGHT.

                  (a) Subject to Sections 7.3(b) and 7.3(c) hereof, on or after that date which is twelve (12) months after the date an Additional Limited Partner is admitted to the Partnership, each such Additional Limited Partner shall have the right (the "Exchange Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Units held by such Additional Limited Partner as described in the definition of Exchange Right. The Exchange Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner and Lexford Trust) by the Additional Limited Partner who is exercising the redemption right (the "Redeeming Partner"); PROVIDED, HOWEVER, that the Partnership shall not be obligated to satisfy such Exchange Right if the General Partner or Lexford Trust elects to purchase the Units subject to the Notice of Redemption pursuant to Section 7.3(b). An Additional Limited Partner may not exercise the Exchange Right for less than one thousand (1,000) Units or, if such Additional Limited Partner holds less than one thousand (1,000) Units, all of the Units held by such Additional Limited Partner. The Redeeming Partner shall have no right, with respect to any Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date.

                  (b) Notwithstanding the provisions of Section 7.3(a), an Additional Limited Partner that exercises the Exchange Right shall be deemed to have offered to sell the Units described in the Notice of Redemption to Lexford Trust and Lexford Trust will, at the direction of the Partnership as determined in the Partnership's sole and absolute discretion and only if so directed, elect to purchase directly and acquire such Units by paying to the Redeeming Partner either the cash or Lexford Common Shares, as directed by the Partnership, on the Specified Redemption Date, whereupon Lexford Trust shall acquire the Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Units. If the General Partner or Lexford Trust shall elect to exercise its right to purchase Units under this Section 7.3(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five (5) Business Days after the receipt by it of such Notice of Redemption. Unless Lexford Trust (as directed by the Partnership in its sole and absolute discretion) shall exercise its right to purchase Units from the Redeeming Partner pursuant to this Section 7.3(b), Lexford Trust shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event Lexford Trust shall exercise its right to purchase Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 7.3(b), the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and Lexford Trust shall treat the transaction between Lexford Trust and the Redeeming Partner, for federal income tax purposes, as a sale of the Redeeming Partner's Units to Lexford Trust. Each Redeeming Partner agrees to execute such documents as Lexford Trust may reasonably require in connection with the issuance of Lexford Common Shares upon exercise of the Redemption Right.

                  (c) Notwithstanding the provisions of Section 7.3(a) and
         Section 7.3(b), a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 7.3(a) if the delivery of Lexford Common Shares to such Partner on the Specified Redemption Date by Lexford Trust pursuant to Section 7.3(b) (regardless of whether or not Lexford Trust would in fact exercise its rights under Section 7.3(b)) would be prohibited under the Declaration of Trust of Lexford Trust.

                  (d) In the event that the Partnership issues additional Units pursuant to Section 3.2(a) hereof, the General Partner shall make such revisions to this Section 7.3 as it determines are necessary to reflect the issuance of such additional Units.

                  (e) Each Additional Limited Partner covenants and agrees with the General Partner that all Units delivered for redemption shall be delivered to the Partnership, the General Partner or Lexford Trust, as the case may be, free and clear of all liens, and notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Units which are or may be subject to any liens. Each Additional Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Units to the Partnership, the General Partner or Lexford Trust, such Additional Limited Partner shall assume and pay such transfer tax.


                                   SECTION 8

                               BOOKS AND RECORDS
                               -----------------

         8.1 BOOKS AND RECORDS. The Partnership will keep adequate books and records at its principal place of business, setting forth a true and accurate account of all transactions and other matters arising out of and in connection with the conduct of the Partnership's business, which books and records will be otherwise kept in accordance with the provisions of the LP Law. Any Partner or its designated representative will have the right, at any reasonable time, to have access to and to inspect and copy the contents of such books or records.

         8.2 FISCAL YEAR. The accounting period and fiscal year of the Partnership will end on December 31 of each year.


                                   SECTION 9

                             TRANSFERS OF INTERESTS
                             ----------------------

         9.1 RESTRICTION ON TRANSFER OF GENERAL PARTNERSHIP INTEREST. Except as otherwise expressly provided by this Agreement (including but not limited to Section 6.1), the General Partnership Interest of a General Partner shall not be transferable or assignable in whole or in part, except with the written consent of Lexford Trust and a majority (measured by Percentage Interests) of the Limited Partners other than Lexford Trust, and an attempted assignment shall be ineffective to transfer such General Partnership Interest.

         9.2 RESTRICTION ON TRANSFERS OF LIMITED PARTNERSHIP. Except as otherwise expressly permitted by this Agreement, no Limited Partner may transfer all or any portion of its Limited Partnership Interest.

         No Limited Partner may transfer all or any portion of its Limited Partnership Interest if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the Partnership for federal income tax purposes, except as expressly permitted in this Agreement, (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of Lexford Trust to continue to qualify as a real estate investment trust or would subject Lexford Trust to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

         9.3 NON-RESTRICTED VOLUNTARY TRANSFERS OF LIMITED PARTNERSHIP INTERESTS. Subject to the conditions and restrictions set forth in Section 9.4 below, the Limited Partnership Interest of any Limited Partner may be Transferred (a "Permitted Transfer") without complying with Section 9.5 of this Agreement solely in accordance with the following:

                  (a) A Limited Partner who is a natural person may during such Limited Partner's life, transfer all or any portion of such Limited Partner's Limited Partnership Interest by gift, sale or otherwise, to one or more members of such Limited Partner's family, to a trust substantially for the benefit of one or more members of such Limited Partner's family, to one or more beneficiaries of any trust that is or was a Limited Partner, to a corporation of which such Limited Partner and/or such Limited Partner's family and/or family trust are the majority shareholders or to a partnership or limited liability company in which such Limited Partner and/or such Limited Partner's family holds the controlling interest.

                  (b) A Limited Partner that is a partnership, corporation, limited liability Partnership, trust or similar entity (each, an "Entity Partner") may transfer or assign all or any portion of such Entity Partner's Limited Partnership Interest to one or more partners, shareholders, members, beneficiaries or similar owners of or investors in such Entity Partner (each, an "Entity Partner Owner") to any member of an affiliated group of corporations within the meaning of Section 1504 of the Code that includes such Entity Partner or to a trust substantially for the benefit of (i) one or more Entity Partner Owners or (ii) one or more members of the family of the Entity Partner Owner.

                  (c) As used in this Agreement, "family" shall mean and include only the spouse, issue (whether natural or adopted), sibling or parent of a Partner. Notwithstanding any provision of this Section 9.3 to the contrary, no transfer shall be permitted under this

         Section 9.3 to or for the benefit of a separated or divorced spouse by agreement, court order or otherwise. Any transfer or disposition of Limited Partnership Interests made pursuant to this Section shall be made only in such manner as to provide control of such Limited Partnership Interests by a competent legal entity or adult, and so as not to vest control of any Limited Partnership Interests in any minor or other legally incompetent person.

         9.4 CONDITIONS TO PERMITTED TRANSFERS. A Transfer will not be treated as a Permitted Transfer unless and until the following conditions are satisfied.

                  (a) The transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement. In all cases, the Partnership will be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

                  (b) The transferor and transferee will furnish the Partnership with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Limited Partnership Interest transferred, and any other information necessary to permit the Partnership to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Partnership will not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Limited Partnership Interest until it has received such information.

                  (c) Either (i) such Limited Partnership Interest will be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or (ii) the transferor will provide, upon the Partnership's reasonable request, an opinion of counsel, which opinion and counsel will be satisfactory to the Partnership, to the effect that such Transfer will be exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the transfer of securities.

                  (d) Notwithstanding anything to the contrary in this Agreement, an assignee of a Limited Partnership Interest pursuant to
         Section 9.3 (b) or 9.3(c) will not become a substitute Limited Partner except with the prior written consent of the General Partner, which consent may be withheld by the General Partner in its sole and unreviewable discretion, with or without cause. If such consent is not obtained, the Limited Partnership Interest transferred will be strictly limited to the transferor's rights to allocations and distributions as provided in this Agreement with respect to the transferred Limited Partnership Interest and neither the transferee nor the transferor will have any rights as to the management of the Partnership with respect to the transferred Limited Partnership Interest.

         9.5      RESTRICTED VOLUNTARY TRANSFERS OF LIMITED PARTNER INTERESTS.

                  (a) Except as otherwise permitted by the provisions of Section
         9.3 or this 9.5, no Transfer may be made by a Limited Partner of any Limited Partnership Interest without the prior written consent of the General Partner.

                  (b) (1) With the exception of a transfer described in (a) above, or a Transfer described in Section 7.3 hereof no Limited Partner may Transfer any Units unless the Limited Partner desiring to make the Transfer (the "Transferor") first obtains a bona fide written offer from a third party to purchase such Limited Partner's entire Limited Partnership Interest in the Partnership and first offers to sell such Limited Partnership Interest (the "Offered Interest") to the Partnership and/or other Partners in accordance with this
                  Section 9.5(b). The bona fide offer, as well as the offer to the Partnership and/or other Partners, must include any and all Units held by the Transferor (which shall include any Units owned by any member of the Transferor's family). The bona fide offer must state (i) the name and address of the transferee, (ii) the amount of consideration that will be received by the Transferor for the transfer and (iii) the payment terms of the consideration and other material terms and conditions of the proposed Transfer.

                           (2) Within thirty (30) days of the receipt of the
                  bona fide offer, the Transferor shall furnish the Partnership and the other Partners with a copy of such offer. Within fifteen (15) days of the Partnership's receipt of the offer, the Partnership may elect to purchase all, but not less than all, of the Offered Interest on substantially the same terms and conditions set forth in the bona fide offer, exercisable by delivery of written notice to the Transferor. If the Partnership does not elect to purchase all of the Offered Interest, then the non-transferring Partners may elect to purchase all, but not less than all, of the Offered Interest in proportion to their Percentage Interests (or in such proportion as such non-transferring Partners may agree) on substantially the same terms and conditions set forth in the bona fide offer, exercisable by delivery of written notice to the Transferor within thirty (30) days of their receipt of a copy of the bona fide offer.

                           (3) In the event the Partnership and/or the Partners
                  elect to purchase all of the Offered Interest, the closing of the purchase will take place on the first business day following the end of a period thirty (30) days after exercise of the Partnership's and/or the Partners' options to purchase by delivery of the last written notice thereof to the Transferor, or on such other date as mutually agreed upon by the parties.

                           (4) In the event the Partnership and/or the Partners
                  do not elect to purchase all of the Offered Interest, the Transferor may transfer the Offered Interest to the transferee named in, and on the terms and conditions set forth in, the notice, subject to the limitations of this Section 9.5. If the Transferor fails to conclude such sale of the Offered Interest within ninety (90) days thereafter, the Offered Interest will again become subject to all of the restrictions of this
                  Section 9.5.

                  (c) No assignment pursuant to Section 9.5(a) or 9.5(b) shall be effective as to the other Partners or the Partnership unless and until a copy of an instrument of assignment executed by the assignor and the assignee, in form satisfactory to the General Partner and indemnifying the Partnership against loss or liability arising out of such assignment, shall have been received by the General Partner. Thereafter, the Partnership shall remit directly to the named assignee all distributions to which the assignee may be entitled pursuant to the provisions of this Agreement and the assignment.

                  (d) A Limited Partner who has assigned such Limited Partner's Limited Partnership Interest in the Partnership, whether or not the assignee has become a substituted Partner, shall not thereafter be entitled to exercise any of the rights of a Limited Partner with respect to such transferred Limited Partnership Interest nor have any other rights or obligations as a Limited Partner with respect to such transferred interest except as otherwise expressly provided by the LP Law.

                  (e) Any Limited Partnership Interest transferred pursuant to this Section 9.5 will remain subject to all of the provisions of this Agreement. Any Limited Partner that Transfers all of its Limited Partnership Interest in accordance with this Section 9.5 to an assignee or transferee which is not a Limited Partner may grant to that assignee or transferee the right to become a Limited Partner; provided, however, that such assignee or transferee will not become a substitute Limited Partner unless and until the admission of such assignee or transferee is consented to in writing by the General Partner, which consent may be withheld by the General Partner in its sole and unreviewable discretion, with or without cause, and provided further that such assignee or transferee executes and delivers such documents as the Partnership may reasonably require to make such assignee or transferee a party to this Agreement.

         9.6      DRAG-ALONG RIGHTS.

                  (a) If Lexford Trust intends to sell its entire Limited Partnership Interest in the Partnership to any Person or group of Persons, Lexford Trust shall first notify the other Partners in writing (the "Drag-Along Notice") of such intended transfer and the exercise of its rights hereunder at least fifteen (15) days prior to the proposed date for the consummation of such transfer, which notice will contain all of the terms of the transfer including, without limitation, the name and address of the prospective purchaser(s), the purchase price and other terms and conditions of payment (or the basis for determining the purchase price and other terms and conditions), including all extraordinary compensation or other payments to be paid in connection with such transfer, and the date on or about which such sale is to be consummated. The Drag-Along Notice shall also contain a demand from Lexford Trust that the other Partners shall sell their entire Interests (including all Units) pursuant to the same terms and conditions as set forth in the Drag-Along Notice (adjusted to take into account any disparities in Capital Account balances allocable to a Unit).

                  (b) On the date set forth in the Drag-Along Notice, Lexford Trust shall cause to be purchased from the other Partners the Interests (and the Units associated therewith) provided for in Section 9.6(a) above. At the date set forth in the Drag-Along Notice, the other Partners shall, provided such sale is in accordance with all applicable securities laws and is not in violation of any LP Law or other applicable order, law or regulation, deliver such executed certificates or other documentation to Lexford Trust at such place as Lexford Trust shall designate, and Lexford Trust shall cause the purchase price to be paid to the other Partners as specified in the Drag-Along Notice.

                  (c) Any transfer by a Partner other than Lexford Trust pursuant to this Section 9.7 will be on the same terms and conditions, and for the same consideration per Unit (adjusted to take into account any disparities in Capital Account balances allocable to a Unit), as the transfer by Lexford Trust which is the subject matter of the Drag-Along Notice. The closing of all transfers by other Partners pursuant to this Section 9.6 will occur simultaneous with the closing of the sale of Lexford Trust's sale of its Units.

                  (d) The costs and expenses of any transfer pursuant to this
         Section 9.6 will be borne by all Partners on a pro rata basis according to their Percentage Interests being purchased (or in such other proportion as described in the Drag-Along Notice or as such Partners may agree).

         9.7      PROHIBITED TRANSFERS.

                  (a) Any purported Transfer of Unit or Interest that is not a Permitted Transfer, and that is not made pursuant to this Section 9, will be null and void and of no effect whatsoever; provided that, if the Partnership is required to recognize a Transfer that is not a Permitted Transfer, the Unit or Interest transferred will be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Unit or Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations or liabilities for damages that the transferor or transferee of such Unit or Interest may have to the Partnership and neither the transferee nor the transferor will have any rights as to the management of the Partnership with respect to such transferred Unit or Interest; provided, however, that the Partnership shall have the option to purchase such transferred or purportedly transferred Unit or Interest from the transferee by delivering written notice of its intention to purchase such Unit or Interest to the transferee at any time within ninety (90) days after the Partnership has knowledge of a Transfer that is not a Permitted Transfer, to the extent permitted by law. The Partnership may assign all or part of its right to purchase such transferee's Interest as provided in the foregoing sentence to the non-transferring Partners on a pro rata basis or such other basis as such Partners agree, provided that the entire Interest of such transferee is purchased by the Partnership or its Partner assignees. The purchase price shall be the fair market value of such Interest as determined by the General Partner in its discretion and the terms of sale for such Interest shall be as determined by the General Partner in its discretion.

                  (b) In the case of a Transfer or attempted Transfer of a Unit or Interest that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer will be liable to indemnify and hold harmless the Partnership and the other Partners from all costs, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and attorneys' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

         9.8 REPRESENTATIONS; LEGEND. Each Limited Partner hereby represents and warrants to the Partnership that such Limited Partner's acquisition of an Interest hereunder is made for such Limited Partner's own account and not for resale or distribution of such Interest. Each Limited Partner further hereby agrees that the following legend may be placed upon any counterpart of this Agreement, the certificate, or any other document or instrument evidencing ownership of an Interest or Unit:

         The Interest and/or Units represented by this document has not been registered under any securities laws and the transferability of such Interest or Units is restricted. Neither an Interest nor a Unit may be sold, assigned or transferred, nor will any assignee, vendee, transferee or endorsee thereof be recognized as having acquired any such Interest or Unit by the issuer for any purposes, unless (1) a registration statement under the Securities Act of 1933, as amended, with respect to such Interests or Units will then be in effect and such transfer has been qualified under all applicable state securities laws, or (2) the availability of an exemption from such registration and qualification will be established to the satisfaction of counsel to the Partnership.

         9.9 DISTRIBUTIONS AND ALLOCATIONS WITH RESPECT TO TRANSFERRED UNIT. If any Unit is transferred during any accounting period in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the transferred Unit for such period will be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and selected by the General Partner. All distributions on or before the date of such Transfer will be made to the transferor, and all distributions thereafter will be made to the transferee. Solely for purposes of making such allocations and distributions, the Partnership will recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that if the Partnership does not receive a notice stating the date such Interest was Transferred and such other information as the Partnership may reasonably require within thirty (30) days after the end of the accounting period during which the Transfer occurs, then all of such items will be allocated, and all distributions will be made, to the Partner who, according to the books and records of the Partnership, on the last day of the accounting period during which the transfer occurs, was the owner of the Unit. Neither the Partnership nor any Partner will incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.9, whether or not the Partnership has knowledge of any Transfer of ownership of any Unit.

         9.10 ADDITIONAL RESTRICTIONS. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this
Article 9, in no event may any transfer or assignment of a Unit by any Partner (including pursuant to Section 7.3) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Unit; (ii) in violation of applicable law; (iii) of any component portion of a Unit, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Unit; (iv) if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as otherwise provided for in this Agreement); (v) if in the opinion of counsel to the Partnership, such transfer would cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as otherwise provided for in this Agreement); (vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.1-101; (viii) if such transfer requires the registration of such Unit pursuant to any applicable federal or state securities laws; (ix) if such transfer causes the Partnership to become a "publicly traded partnership", as that term is defined in Section 469(k)(2) or Section 7704(b) of the Code (PROVIDED THAT this clause (ix) shall not be the basis for limiting or restricting in any manner the exercise of the Exchange Right under Section 7.3 unless, and only to the extent, that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a "publicly traded partnership" and, by reason thereof, taxable as a corporation); (x) if such transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; (xi) such transfer could adversely affect the ability of Lexford Trust to remain qualified as a REIT; or (xii) if in the opinion of legal counsel for the transferring Partner (which opinion and counsel shall be reasonably satisfactory to the Partnership) or legal counsel for the Partnership, such transfer would adversely affect the ability of Lexford Trust to continue to qualify as a REIT or subject Lexford Trust to any additional taxes under Section 857 or Section 4981 of the Code.

         9.11 AVOIDANCE OF "PUBLICLY TRADED PARTNERSHIP" STATUS. Notwithstanding any other provision in this Agreement, the number of Limited Partners shall not exceed the maximum number permitted by Section 7704 of the Code and the Regulations thereunder. The General Partner shall monitor the transfers of Units in the Partnership to determine (i) if such Units are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code and (ii) whether additional transfers of Units would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which Units will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code) (the "Safe Harbors"). The General Partner shall take all other steps reasonably necessary or appropriate to prevent any trading of Units or any recognition by the Partnership of transfer made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met;

provided, however, that the foregoing shall not authorize the General Partner to limit or restrict in any manner the right of any holder of a Unit to exercise the Exchange Right in accordance with the terms of Section 7.3 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a "publicly traded partnership" and, by reason thereof, taxable as a corporation.


                                   SECTION 10

                            WITHDRAWAL OF A PARTNER
                            -----------------------

         10.1 WITHDRAWAL OF A GENERAL PARTNER. Except as expressly provided by this Agreement (including but not limited to Section 6.1), the General Partner may not withdraw from the Partnership without the express written consent of Lexford Trust and a majority (measured by Percentage Interests) of the Limited Partners other than Lexford Trust, and any attempted withdrawal shall be ineffective. Unless otherwise provided in this Agreement, a General Partner shall cease to be a General Partner upon the happening of any of the following events of "Withdrawal":

                  (a) In the case of a General Partner who is acting as a General Partner by virtue of being trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

                  (b) In the case of a General Partner that is an entity, the dissolution and commencement of the winding-up of such entity or the filing of a certificate of dissolution or its equivalent, as applicable;

                  (c) In the case of a General Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership;

                  (d) In the case of a General Partner that is an individual, the death of the Partner or the entry of an order by a court of competent jurisdiction adjudicating the Partner incompetent to manage the Partner's personal estate; or

                  (e)      Upon the Bankruptcy of a General Partner.

         10.2 EFFECT OF WITHDRAWAL. Except as otherwise provided in Section 9.1, in the event of the Withdrawal of a General Partner, such General Partner (or its transferee) shall cease to be a General Partner and shall no longer have any of the rights of a Partner under the LP Law or this Agreement with respect to its General Partnership Interest, and instead shall be treated as an assignee of such General Partnership Interest, with the result that such General Partner's (or such General Partner's transferee's) rights with respect to such General Partnership Interest shall be strictly limited to its share of Profits, Losses, Distributable Funds from Partnership Operations and liquidating distributions.

         10.3 REPLACEMENT OF GENERAL PARTNER. In the event of the Withdrawal of a General Partner, the Partnership will terminate on the ninetieth (90th) day following such event of Withdrawal unless either (a) there is at least one remaining General Partner or (b) within ninety (90) days after such event, a Majority in Interest of the Limited Partners elect to continue the Partnership and designate a new General Partner or General Partners (who consents to and accepts such designation or designations). In the case of a new General Partner, the designation shall be subject to such successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of the Agreement and such other documents or instruments as may be required to effect the admission.

         10.4 WITHDRAWAL OF A LIMITED PARTNER. Except as otherwise provided in this Agreement, no Limited Partner shall be entitled to withdraw from the Partnership prior to the Partnership's termination pursuant to Section 12 hereof. Under no circumstances shall the Partnership be required to make any distribution prior to the Partnership's termination pursuant to Section 12 hereof.


                                   SECTION 11

                         DISSOLUTION OF THE PARTNERSHIP
                         ------------------------------

         11.1 DISSOLUTION EVENTS. The Partnership will dissolve and commence winding up and liquidation upon the first to occur of any of the following (each, a "Dissolution Event"):

                  (a) The Withdrawal of a General Partner, unless there is another General Partner or unless a Majority in Interest of the Limited Partner(s) elect in writing to continue the Partnership and agree to a substitute General Partner within ninety (90) days of the effective date of Withdrawal;

                  (b) The sale or other transfer of all or substantially all of the Partnership's assets;

                  (c) A merger or consolidation of the Partnership with one or more other entities in which the Partnership is not the surviving entity;

                  (d) A decision of the Partners to dissolve, wind up, and liquidate the Partnership pursuant to Section 6.2 of this Agreement;

                  (e) The happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Partnership; or

                  (f)      The termination of the Term of the Partnership.

The Partners hereby agree that, notwithstanding any provision of the LP Law, the Partnership will not dissolve prior to the occurrence of a Dissolution Event.

         11.2 WINDING UP. Upon the occurrence of a Dissolution Event, the Partnership will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner will take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The Partnership's assets will be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, will be applied and distributed in the following order:

                  (a) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than Partners;

                  (b) Second, to the payment and discharge of all of the Partnership's debts and liabilities to Partners; and

                  (c) The balance, if any, to the Partners in accordance with their positive Capital Account balances, after giving effect to all contributions, distributions, and allocations for all taxable periods, including the period during which the Dissolution Event occurs.

         Any distribution to a Partner pursuant to clauses 11.2 (b) or (c) above will be net of any amounts owed to the Partnership by such Partner.

No Partner will receive any additional compensation for any services performed pursuant to this Section 11.

         11.3 COMPLIANCE WITH TIMING REQUIREMENTS OF THE REGULATIONS. In the event the Partnership is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, distributions will be made pursuant to this Section 11.3 to the Partners who have positive Capital Accounts in compliance with Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations. If any General Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulations
Section 1.704-1(b)(2)(i)(b)(3). If any Limited Partner has a deficit balance in his Adjusted Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Limited Partner will have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit will not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Section 11.3 may be:

                  (a) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the discretion of the General Partner, in the same proportion as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to this Agreement; or

                  (b) withheld to provide a reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as reasonably practicable.

         11.4 DEEMED DISTRIBUTION AND RECONTRIBUTION. Notwithstanding any other provision of this Section 11, in the event the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations but no Dissolution Event has occurred, the Partnership's assets will not be liquidated, the Partnership's liabilities will not be paid or discharged, and the Partnership's affairs will not be wound up. Instead, except as otherwise provided in applicable Regulations, the Partnership will be deemed to have distributed such assets in kind to the Partners, who will be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Partners will be deemed to have recontributed such assets in kind to the Partnership, which will be deemed to have assumed and taken subject to all such liabilities.

         11.5 RIGHTS OF PARTNERS. Except as otherwise provided in this Agreement, (a) each Partner will look solely to the assets of the Partnership for the return of his Capital Contribution and will have no right or power to demand or receive property other than cash from the Partnership, and (b) no Partner will have priority over any other Partner as to the return of his Capital Contribution, distributions or allocations.

         11.6 PROHIBITION ON WITHDRAWAL. Except as otherwise expressly provided in this Agreement, no Partner is entitled to withdraw from the Partnership prior to the Partnership's dissolution pursuant to this Section 11. Under no circumstances, other than pursuant to the express terms of this Agreement, will the Partnership be required to make any distribution pursuant to the LP Law prior to the Partnership's dissolution pursuant to this Section 11.


                                   SECTION 12

                                   AMENDMENTS
                                   ----------

         12.1 AUTHORITY TO AMEND. Amendments to this Agreement shall require the approval of the General Partner and of Limited Partners holding a majority of the Percentage Interests; provided, however, that if any such amendment would adversely and materially alter the interest of any Limited Partner in the Profits, Losses or distributions of the Partnership (other than as the result of the admission of an additional or substitute Partner or the issuance of additional Units [including Units having Exchange Rights]), then such amendment shall also require the consent of any Limited Partner who would be adversely affected by such amendment; and provided further, however, that any amendment to Section 6.2 of this Agreement shall require the consent of Lexford Trust and a majority (measured by Percentage Interests) of the Limited Partners other than Lexford Trust.

         12.2 NOTICE OF AMENDMENTS. Every Partner shall have the right to propose amendments to this Agreement. A copy of any amendment to be approved by the Partners pursuant to Section 12.1 hereof shall be mailed in advance to each Partner.


                                   SECTION 13

                                 ACKNOWLEDGMENT
                                 --------------

         13.1     ACKNOWLEDGMENT.

                  (a) Each Limited Partner hereby represents and covenants that such Partner is acquiring such Limited Partner's Interest solely for investment purposes and not with a view to the distribution or resale thereof. Notwithstanding statements contained in other Sections of this Agreement, no Interest or Unit may be offered or sold and no transfer of a Interest or Unit will be made either by the Partnership or the Partners unless: (i) such Interest or Unit is registered under the Securities Act of 1933, as amended from time to time, and is registered under the applicable provisions of Chapter 1707 of the Ohio Revised Code, as amended, or (ii) an opinion of counsel, satisfactory to the General Partner as to form, substance and counsel, is delivered to the Partnership by the Partner desiring to offer, sell or transfer an Interest or Unit, to the effect that no such registration is necessary; provided that such requirement may be waived by the General Partner.

                  (b) Each of the parties hereto and each of the substitute Partners hereinafter becoming a signatory hereto, acknowledge that each such party or substitute Partner has been advised of and hereby approves of the application of the Partnership funds to pay all expenses incurred in connection with the formation of the Partnership and admission of the Partners, including, without limitation, legal fees, registration fees and filing and recording charges.


                                   SECTION 14

                               POWER OF ATTORNEY
                               -----------------

         14.1 POWER. Each Limited Partner irrevocably constitutes and appoints the General Partner as such Limited Partner's true and lawful attorney in such Limited Partner's name, place and stead to make, execute, swear to, acknowledge, deliver and file:

                  (a) Any certificates or other instruments which may be required to be filed by the Partnership under the laws of the State of Ohio, or of any other state or jurisdiction in which the General Partner shall deem it advisable to file;

                  (b) Any documents, certificates or other instruments which may be required or deemed desirable by the General Partner to effectuate the provisions of any part of this Agreement and, by way of extension and not in limitation, to do all such other things as shall be necessary to conduct the business of the Partnership;

                  (c) All documents, certificates or other instruments which may be required to effectuate the dissolution and termination of the Partnership, to the extent such dissolution and termination is authorized hereby.

         The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of the Limited Partners to approve certain amendments to this Agreement pursuant to Section 12.1 hereof, or be used in any other manner inconsistent with the status of the Partnership as a limited partnership.

         14.2 SURVIVAL OF POWER. It is expressly intended by each of the Limited Partners that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the death, incompetence or adjudication of insanity of each such Limited Partner. The foregoing power of attorney shall survive the delivery of an assignment by any of the Limited Partners of its entire Interest in the Partnership, except that where an assignee of such entire Interest has become a substituted Limited Partner, then the foregoing power of attorney of the assignor Limited Partner shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.


                                   SECTION 15

                                 MISCELLANEOUS
                                 -------------

         15.1 NOTICES. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (a) when personally delivered, (b) two (2) days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid,
(c) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns with an acknowledgment of receipt requested at the following addresses, or (d) upon receipt of confirmation of a telephonic facsimile transmission:

                  (a) If to the Partnership, to the Partnership at the address set forth in Section 1.4 hereof; and

                  (b) If to a Partner, to the address set forth on EXHIBIT A to this Agreement.

Any Person may from time to time specify a different address by written notice to the Partnership.

         15.2 BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement will be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

         15.3 CONSTRUCTION. Every covenant, term and provision of this Agreement will be construed simply according to its fair meaning and not strictly for or against any Partner.

         15.4 WAIVER OF APPRAISAL. Notwithstanding any provision which may be contained in the Last Will and Testament of a deceased Partner, there shall be no inventory and appraisement of the Partnership assets or a sale of a deceased Partner's interest therein as a result of the death of a Partner, and the Interest of a deceased Partner shall be settled and disposed of exclusively in accordance with the terms of this Agreement.

         15.5 ENTIRE AGREEMENT. This Agreement, together with the Certificate, as each of the foregoing may be amended in writing from time to time (the "Organizational Documents"), contain the entire understanding among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements or undertakings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed in the Organizational Documents.

         15.6 HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or extent of this Agreement or any provision hereof.

         15.7 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is invalid for any reason whatsoever, such illegality or invalidity will not affect the validity or legality of the remainder of this Agreement.

         15.8 INCORPORATION BY REFERENCE. Every appendix, exhibit, schedule, and other document attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference.

         15.9 FURTHER ACTION. Each Partner agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

         15.10 VARIATION OF PRONOUNS. All pronouns and any variations will be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

         15.11 GOVERNING LAW; CONSENT TO JURISDICTION. The laws of the State of Ohio will govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners. Each Partner hereby consents to the jurisdiction of any state or federal court located in Franklin County, Ohio for purposes of the enforcement of this Agreement and waives personal service of any and all process. Each Partner waives any objection to venue of any action instituted under this Agreement.

         15.12 SPECIFIC PERFORMANCE. The parties acknowledge that it is impossible to measure, in money, the damages that shall accrue to a party or to the personal representative of a decedent from a failure of a party to perform any of the obligations under this Agreement. Therefore, if any party or the personal representative or executor of any party enters into any action or proceeding to enforce the provisions of this Agreement, any Person (including the Partnership) against whom the action or proceeding is brought waives the claim or defense that the moving party or representative has or shall have an adequate remedy at law, and the Person shall not urge in the action or proceeding the claim or defense that an adequate remedy at law exists.

         15.13 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts will be construed together and will constitute one agreement.

[Counterpart signature page for the Limited Partnership Agreement of Lexford Properties, Inc.]

         IN WITNESS WHEREOF, the parties have entered into this Limited Partnership Agreement as of the date first above written.

                                           PARTNERS:


                                           Lexford Partners, L.L.C.

                                           By:  Lexford Residential Trust, its
                                                   Managing Member

                                                By:   /s/ Bradley A. Van Auken
                                                      --------------------------
                                                      Bradley A. Van Auken

                                                Its:  Senior Vice President


                                           Lexford Residential Trust

                                           By:   /s/ Bradley A. Van Auken
                                                 -----------------------------
                                                  Bradley A. Van Auken

                                           Its:  Senior Vice President

                                   APPENDIX A
                                   ----------

                                  DEFINITIONS


        "Additional Limited Partner" means any Person admitted as a Limited Partner pursuant to Section 2.3 hereof.

        "Adjusted Capital Account" means, with respect to any Partner, the balance, if any, in such Partner's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

        (i) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

        (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
        1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and will be interpreted consistently therewith.

        "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or
(iv) any officer director, general partner or trustee of such Person or a Person referred to in clauses (i), (ii), and (iii) above. For purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling and "controlled" have meaning correlative to the foregoing.

        "Agreement" means this Agreement, as originally executed and as amended from time to time. Terms such as "hereof," "hereto," "hereby," "hereunder" and "herein" refer to this Agreement as a whole, unless the context otherwise requires.

        "Bankruptcy" means (i) the entry of a decree or order for relief against a General Partner by a court of competent jurisdiction in any involuntary case brought against a General Partner under any bankruptcy, insolvency or other similar law ("Debtor Relief Laws") generally affecting the rights of creditors and relief of debtors now or hereafter in effect, (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws for a General Partner or for any substantial part of its assets or property, (iii) the ordering of the winding up or liquidation of a General Partner's affairs, (iv) the filing of a petition

                                   A-1 of A-8
in any such involuntary bankruptcy case, which petition remains undismissed for a period of 180 days or which is not dismissed or suspended pursuant to Section 305 of the United States Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law), (v) the commencement by a General Partner of a voluntary case under any applicable Debtor Relief Law nor or hereafter in effect, (vi) the consent by a General Partner to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Law for a General Partner or for any substantial part of its assets or property, or (vii) the making by a General Partner of any general assignment for the benefit of its creditors.

        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Columbus, Ohio are required to close.

        "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Person in accordance with the following provisions:

                (i) To each Person's Capital Account there will be credited such Person's Capital Contributions, such Person's distributive shares of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 4.2 or Section 4.3 hereof, and the amount of any Partnership liabilities assumed by such Person or which are secured by assets distributed to such Person.

               (ii) To each Person's Capital Account there will be debited the amount of cash and the Gross Asset Value of any assets distributed to such Person pursuant to any provision of this Agreement, such Person's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.2 or Section
        4.3 hereof, and the amount of any liabilities of such Person assumed by the Partnership or which are secured by any property contributed by such Person to the Partnership.

              (iii) In the event all or a portion of an Interest is transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

               (iv) In determining the amount of any liability for purposes of clauses (i) and (ii) above, there will be taken into account Code
        Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and will be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner will determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed assets or which are assumed by the Partnership or Partners),

                                   A-2 of A-8
are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Section 12 hereof upon the dissolution of the Partnership. The General Partner also will (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

        "Capital Contributions" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any assets (other than money) contributed to the Partnership with respect to the Interest held by such Person.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

        "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes as of the beginning of such year or other period, Depreciation will be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation will be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

        "Distributable Funds from Partnership Operations" means (i) net income
(loss) (computed in accordance with generally accepted accounting principles), excluding gains (losses) from transactions generating Net Cash from Sales or Refinancings, plus (ii) real estate-related depreciation and amortizations reduced by (iii) debt service requirements and capital expenditures and Reserves, plus (iv) Net Cash from Sales or Refinancings. Notwithstanding the foregoing, Distributable Funds from Partnership Operations shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

        "Exchange Right" means a right granted to a Limited Partner which enables such Limited Partner to require the Partnership to purchase its Units for cash during a specified time period, not to commence prior to the first anniversary of the date the Limited Partner acquired its Units, for an amount determined by mathematically converting the Limited Partner's Units to a number of Lexford Common Shares based on a specified conversion rate and then multiplying the resulting number of Lexford Common Shares by the average daily market price of a Lexford Common Share for the 10 consecutive trading days immediately preceding the date the Partnership receives the applicable notice from the Limited Partner, which right may be assumed by Lexford Trust and

                                   A-3 of A-8
satisfied by Lexford Trust paying cash to the Limited Partner or delivering Lexford Common Shares to the Limited Partner for the exchanged Units based on the applicable conversion rate.

        "General Partner" means any party executing this Agreement as a General Partner, and any successor general partner or additional general partner who is admitted to the Partnership pursuant to the terms of this Agreement.

        "General Partnership Interest" means an Interest owned by a General Partner in the Partnership.

        "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes except as follows:

                (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership will be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner;

               (ii) The Gross Asset Values of all Partnership assets will be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a DE MINIMIS amount of assets as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above will be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

              (iii) The Gross Asset Value of any Partnership asset distributed to any Partner will be the gross fair market value of such asset on the date of distribution; and

               (iv) The Gross Asset Values of Partnership assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 4.2(g) hereof; provided, however, that Gross Asset Values will not be adjusted pursuant to this clause (iv) to the extent the General Partner determines that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clauses (i), (ii), or (iv) above, such Gross Asset Value will thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.


                                   A-4 of A-8

        "Interest" means a Partner's entire ownership interest in the Partnership represented by one or more Units, including any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

        "Lexford Common Shares" means common shares of beneficial interest of Lexford Trust.

        "Lexford Trust" means Lexford Residential Trust, a Maryland real estate investment trust.

        "Limited Partner" means any person executing this Agreement as a limited partner, and any transferee of a Limited Partner who is admitted to the Partnership as a substitute Limited Partner pursuant to the terms of this Agreement. Solely for purposes of the allocation and distribution provisions of Sections 4, 5 and 11 of this Agreement (and any definitions relating thereto), a Limited Partner shall also include an assignee or transferee of a Unit who has not been admitted to the Partnership as a substitute Limited Partner.

        "Limited Partnership Interest" means an Interest owned by a Limited Partner.

        "LP Law" means Chapter 1782 of the Ohio Revised Code.

        "Majority in Interest" means the affirmative approval or consent, either in writing or at a meeting of Partners, of Limited Partners having (i) in excess of fifty percent (50%) of the aggregate Percentage Interests of all of the Limited Partners and (ii) in excess of fifty percent (50%) of the aggregate positive Capital Account balances of all of the Limited Partners.

        "Net Cash From Sales or Refinancings" means the net cash proceeds (after reduction for all attendant costs, sales commissions, expenses and any amounts applied to pay or repay any indebtedness of the Partnership in connection with the transaction) from all sales and other dispositions (other than dispositions of personal property in the ordinary course of business) and all financings or refinancings of the Partnership's property, less any portion thereof used to establish or fund reserves, as determined by the General Partner in its sole discretion. Net Cash from Sales or Refinancings shall include all principal and interest payments with respect to any note or other obligation received by the Partnership in connection with sales and other dispositions of Partnership property.

        "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations. The amount of Nonrecourse Deductions for any fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Sections 1.704-2(c) and (d) of the Regulations.

        "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.


                                   A-5 of A-8

        "Notice of Redemption" means Notice of Redemption substantially in the form of EXHIBIT X to this Agreement.

        "Partner" means any Person who (i) is referred to as such in the first paragraph of this Agreement or has become a General Partner or a Limited Partner pursuant to the terms of this Agreement, and (ii) has not ceased to be a Partner pursuant to the terms of this Agreement. "Partners" means all such Persons.

        "Partner Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(i)(1) of the Regulations. The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for any fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributed to such Partner Nonrecourse Debt, determined in accordance with Sections 1.704-2(i)(2) and (3) of the Regulations.

        "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

        "Partner Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

        "Partnership Minimum Gain" has the meaning set forth in Section 1.704-2(b)(2) of the Regulations.

        "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

        "Partnership Record Date" means the record date established by the General Partner either (i) for the distribution of Distributable Funds pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by Lexford Trust for a distribution to its shareholders of some or all of its portion of such distribution, or (ii) if applicable, for determining the Partners entitled to vote on or consent to any proposed action for which the consent or approval of the Partners is sought pursuant to the Agreement.

        "Percentage Interest" means, with respect to any Partner, the amount, expressed as a percentage, that the number of Units owned by such Partner at any given time as set forth in EXHIBIT A hereto bears to the total number of Units owned by all Partners as of such date.

        "Person" means any individual, partnership, corporation, trust, limited liability Partnership, or other entity.

                                   A-6 of A-8

        "Pro rata basis" (whether or not such term is capitalized) means that the determination of a Partner's relative portion will be made on the basis of such Partner's Units as a percentage of (i) such Partner's Units plus (ii) the Units of all other Partners similarly situated.

        "Profits" and "Losses" mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) will be included in taxable income or loss), with the following adjustments:

                (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses will be added to such taxable income or loss;

               (ii) Any expenditures of the Partnership described in Code
        Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(l), and not otherwise taken into account in computing Profits or Losses will be subtracted from such taxable income or loss;

              (iii) In the event the Gross Asset Value of any Partnership asset is adjusted, the amount of such adjustment will be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

               (iv) Gain or loss resulting from any disposition of assets with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Gross Asset Value of the assets disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

                (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account Depreciation for such fiscal year or other period; and

               (vi) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.2 or 4.3 hereof will not be taken into account in computing Profits or Losses.

        "Properties" means (i) interests in Persons owning real property acquired from time to time and (ii) other interests in real property acquired from time to time.

        "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).


                                   A-7 of A-8

        "Reserves" means reasonable reserves set aside to fund Partnership expenses, debt payments, capital improvements, replacements, and contingencies, as determined by the General Partner, in its discretion.

        "Specified Redemption Date" means the tenth (10th) Business Day after receipt by Lexford Trust of a Notice of Redemption; PROVIDED THAT no Specified Redemption Date shall occur before that date that is twelve (12) months after the date the Limited Partner delivering such Notice of Redemption was admitted to the Partnership, provided further that if Lexford Trust combines its outstanding real estate investment trust shares, no Specified Redemption Date shall occur after the record date of such combination of real estate investment trust shares and prior to the effective date of such combination.

        "Transfer" (whether or not such term is capitalized) means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, assignment or other disposition by a Partner and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate, assign or otherwise dispose of a Partner's Interest.

        "Unit" means a unit of Interests.


                                   A-8 of A-8

                                   EXHIBIT A
                                   ---------

                          PARTNERS' NAMES, ADDRESSES,
                 CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS


          Name and Address of                                                            Percentage
            General Partner                      Capital Contribution                     Interest                      Units
            ---------------                      --------------------                     --------                      -----

Lexford Partners, L.L.C.                        Partnership interests
41 South High Street                             in various limited                         2                            2
24th Floor                                         partnerships
Columbus, Ohio 43215


          Names and Addresses                                                            Percentage
          Of Limited Partners                    Capital Contributions                    Interest                      Units
          -------------------                    ---------------------                    --------                      -----

Lexford Residential Trust                       Partnership interests                        98                          98
41 South High Street                             in various limited
24th Floor                                         partnerships
Columbus, Ohio 43215


                                   EXHIBIT X
                                   ---------

                              NOTICE OF REDEMPTION


The undersigned hereby irrevocably (i) redeems ________ Units in Lexford Properties, L.P. in accordance with the terms of the Limited Partnership Agreement of Lexford Properties, L.P., and the Exchange Right referred to therein, (ii) surrenders such Units and all right, title and interest therein and (iii) directs that the Cash Amount or Lexford Common Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Lexford Common Shares are to be delivered, such Lexford Common Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.


Dated:  _______________       Name of Limited Partner:____________________


                                      ------------------------------------
                                      (Signature of Limited Partner)


                                      ------------------------------------
                                      (Street Address)


                                      ------------------------------------
                                      (City)           (State)   (Zip Code)


                                      Signature Guaranteed by:


                                      ------------------------------------


If Shares are to be issued, issue to:

Name:

Please insert social security or identifying number: